SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                 36-3145972
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(State of Incorporation or Organization)     (IRS Employer Identification no.)


    1585 Broadway, New York, New York                     10036
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(Address of Principal Executive Offices)                (Zip Code)

If this Form relates to the registration   If this Form relates to the registration
of a class of securities pursuant to       of a class of securities pursuant to
Section 12(b) of the Exchange Act and is   Section 12(g) of the Exchange Act and is
effective pursuant to General Instruction  effective pursuant to General Instruction
A.(c), please check the following box. [X]   A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-47576

Securities to be registered pursuant to Section 12(b) of the Act:



         Title of Each Class                   Name of Each Exchange on Which
         to be so Registered                   Each Class is to be Registered
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12% Reset PERQS due May 30, 2002           THE AMERICAN STOCK EXCHANGE LLC

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1.   Description of the Registrant's Securities to Be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, 12% Reset Performance Equity-linked Redemption Quarterly-pay SecuritiesSM due May 30, 2002, Mandatorily Exchangeable for Shares of Common Stock of eBay Inc." (the "Reset PERQSSM"). A description of the Reset PERQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated January 24, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Reset PERQS contained in the pricing supplement dated May 15, 2001 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Reset PERQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1  Proposed form of Global Note evidencing the Reset PERQS.














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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              MORGAN STANLEY DEAN WITTER & CO.
                                              (Registrant)


Date: May 15, 2001                            By: /s/ Martin M. Cohen
                                                 -------------------------------
                                                 Name:  Martin M. Cohen
                                                 Title: Assistant Secretary and
                                                        Counsel












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                               INDEX TO EXHIBITS



Exhibit No.                                                             Page No.
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4.1  Proposed form of Global Note evidencing the Reset PERQS               A-1























                                  Page 4 of 4